Exhibit 99.1

DigitalGlobe Confirms Receipt of Unsolicited Proposal

LONGMONT, Colo., May 4, 2012 /PRNewswire/ — DigitalGlobe, Inc. (NYSE: DGI) (“the Company”), a leading global provider of high-resolution earth imagery solutions, today confirmed that it has received an unsolicited proposal from GeoEye, Inc. (NASDAQ:GEOY) to acquire the Company for $17.00 per share in a combination of cash and stock.

DigitalGlobe’s Board of Directors, consistent with its fiduciary duties and in consultation with its independent financial and legal advisors, will carefully review and consider the proposal and pursue the course of action that is in the best interests of DigitalGlobe and its stockholders.

DigitalGlobe stockholders are advised to take no action at this time pending the review of the proposal by the Company’s Board of Directors.

Skadden, Arps, Slate, Meagher & Flom LLP is serving as DigitalGlobe’s legal counsel, and Morgan Stanley and Barclays are serving as DigitalGlobe’s financial advisors.

About DigitalGlobe

DigitalGlobe is a leading global provider of commercial high-resolution earth imagery products and services. Sourced from our own advanced satellite constellation, our imagery solutions support a wide variety of uses within defense and intelligence, civil agencies, mapping and analysis, environmental monitoring, oil and gas exploration, infrastructure management, Internet portals and navigation technology. With our collection sources and comprehensive ImageLibrary (containing more than two billion square kilometers of earth imagery and imagery products) we offer a range of on- and off-line products and services designed to enable customers to easily access and integrate our imagery into their business operations and applications. For more information, visit www.digitalglobe.com.

Safe Harbor Statement

Certain statements contained herein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements relate to future events. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words, although not all forward-looking statements contain these words. Any forward-looking statements are based upon our historical performance and on our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans or expectations will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions. A number of important factors could cause our actual performance to differ materially from those indicated by such forward looking statements, including important factors as described more fully in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Contacts:

David Banks

DigitalGlobe

(303) 684-4210

Joele Frank / Eric Brielmann / Scott Bisang

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

SOURCE DigitalGlobe, Inc.